Exhibit 10.1

ELEVENTH AMENDMENT TO CREDIT AGREEMENT

     THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is dated to be effective as of the 20th day of March, 2009 (“Effective Date”) by and between BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for the “Lenders” that are parties to the “Credit Agreement” (as defined below; terms defined in the Credit Agreement shall have the same meanings in this Agreement) and in its capacity as Swingline Lender and L/C Issuer; each of the undersigned Lenders; SUNRISE SENIOR LIVING, INC., a Delaware corporation (the “Company”); certain Subsidiaries of the Company party to the Credit Agreement pursuant to Section 2.14 of the Credit Agreement (together with the Company, collectively the “Borrowers” and each a “Borrower”) and each of the undersigned Guarantors. Hereafter, the Borrowers and the Guarantors are collectively referred to as the “Obligors”; and the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer are collectively referred to as the “Credit Parties”, and the Obligors and the Credit Parties are collectively referred to as the “Parties”.

RECITALS

     The Obligors are parties with the Credit Parties to a Credit Agreement dated December 2, 2005 as amended by the First Amendment To Credit Agreement dated March 6, 2006, the Second Amendment To Credit Agreement dated January 31, 2007, the Third Amendment To Credit Agreement dated June 27, 2001, the Fourth Amendment To Credit Agreement dated September 17, 2007, the Fifth Amendment To Credit Agreement dated January 31, 2008, the Sixth Amendment To Credit Agreement dated February 19, 2008, the Seventh Amendment To Credit Agreement dated March 13, 2008, the Eighth Amendment To Credit Agreement dated July 23, 2008 (the “Eighth Amendment”), the Ninth Amendment To Credit Agreement dated to be effective as of October 1, 2008 and the Tenth Amendment To Credit Agreement dated to be effective as of December 30, 2008 (collectively, as amended by this Agreement, and as further amended, modified, substituted, extended and renewed from time to time, the “Credit Agreement”).

     The Obligors executed and delivered a Security Agreement dated March 13, 2008 (“Security Agreement”) for the benefit of the Credit Parties pursuant to which the Obligors granted to the Credit Parties as security for the “Obligations”, as such term is defined in the Security Agreement, a continuing security interest in the “Collateral”, as such term is defined in the Security Agreement.

     The Obligors have requested the Credit Parties to modify certain of the provisions of the Credit Agreement.

     The undersigned Parties have entered into this Agreement to provide for the requested modifications in accordance with the terms and conditions set forth herein and to provide the Parties with an additional period of time to negotiate the terms of a Twelfth Amendment to the Credit Agreement (“Twelfth Amendment”) with the desired objective of reaching mutual agreement to the terms of such Twelfth Amendment that would comprehensively address any remaining issues between the Parties with respect to the Credit Agreement through the Credit Agreement’s current stated Maturity Date of December 2, 2009 and the obtaining of the execution and delivery by all necessary Parties of such Twelfth Amendment prior to the close of business on April 30, 2009.

     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1.         Acknowledgment Of Obligations; Reaffirmation Of Obligations. The Obligors acknowledge that: (a) each of the Loan Documents is the valid and binding obligation of each of the Obligors that is a party thereto; (b) the Loan Documents are enforceable in accordance with all stated terms; and (c) the Obligors have no defenses, claims of offset, or counterclaims against the enforcement of the Loan Documents in accordance with all stated terms. Each Obligor hereby reaffirms and ratifies all of its respective duties and obligations under the Loan Documents to which it is a party.

     Section 2.        Advances of Loan Proceeds And Issuances of Letters of Credit. The Parties agree that notwithstanding anything to the contrary in the Loan Documents, the Lenders and the L/C Issuer shall have no obligation prior to May 1, 2009 to advance any additional proceeds of the Loans to the Borrowers or to issue any new Letters of Credit for the accounts of any of the Obligors or their Subsidiaries. Thereafter, the obligations of the Lenders and the L/C Issuer under the Credit Agreement during the Availability Period to make any advances of proceeds of the Loans or to issue any new Letters of Credit shall be subject to and conditioned upon the satisfaction in full of each of the following conditions precedent in addition to the satisfaction of all other conditions therefor required by the terms of the Credit Agreement: (a) each request by the Borrowers for any advances of proceeds of the Loans or for the issuance of any new Letters of Credit shall be accompanied by the Company’s written certification to the Credit Parties which shall (i) demonstrate to the satisfaction of the Lenders that no continuing Defaults or Events of Default exist as of the date of request, and (ii) contain computations that demonstrate to the satisfaction of the Lenders the compliance of the Obligors with the covenants contained in Section 7.14 of the Credit Agreement, with such compliance to be measured and tested through and as of the date of each of such requests (as opposed to being tested quarterly as may otherwise be required by the terms of the Credit Agreement); and (b) the Obligors shall provide additional collateral to secure and support each of such requested advances of proceeds of the Loans or issuances of Letters of Credit that is acceptable in all respects to the Lenders in the sole and absolute discretion of the Lenders. The Obligors acknowledge that the Lenders and the L/C Issuer shall have no obligation to disburse any proceeds of the Loans or to issue any new Letters of Credit during the pendency of any continuing Defaults or Events of Default. The Credit Parties agree to renew the existing Letters of Credit which are scheduled on Schedule 2 attached to this Agreement in accordance with the stated annual renewal provisions thereof, provided that the expiry dates of any of such Letters of Credit as renewed will not be extended for more than one year beyond the existing expiry dates.

     Section 3.         Compliance with Section 7.14. The Credit Parties acknowledge and agree that notwithstanding anything to the contrary in the Credit Agreement, for the period commencing on December 30, 2008 and ending on April 29, 2009, the Borrower shall not be required to comply with the covenants contained in Section 7.14 of the Credit Agreement. Commencing on April 30, 2009, the Borrower shall comply with each of the covenants contained in Section 7.14, and such compliance shall be measured and tested for compliance on May 1, 2009 for the period ending on April 30, 2009 (as opposed to being tested quarterly as may otherwise be required by the terms of the Credit Agreement).

     Section 4.         Aggregate Commitments. The maximum permitted amount of Aggregate Commitments is hereby permanently reduced from the present maximum permitted amount of One Hundred Sixty Million Dollars ($160,000,000) (as established by the Eighth Amendment) to that amount that is equal to the Total Outstandings measured as of the Effective Date. Thereafter, the maximum permitted amount of Aggregate Commitments shall be permanently reduced from time to time by any amounts paid to the Agent for the accounts of the Lenders from the net cash proceeds of Approved

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Dispositions or from the cash proceeds of “Federal Refunds”, as such term is defined below in Section 7 of this Agreement. The respective Applicable Percentages and Commitments of the Lenders shall be permanently reduced on the Effective Date and on each other date of a permanent reduction to the Aggregate Commitments on a pro rata basis to reflect proportionately among the Lenders each permanent reduction in the maximum permitted amount of Aggregate Commitments.

     Section 5.         Amendment And Modification Of Credit Agreement. The Credit Agreement is hereby amended and modified as of the Effective Date as follows:

                          Section 5.1.      Liens. For the period commencing on December 30, 2008 and ending on May 1, 2009, the following subsection (h) shall be added to Section 8.1 (Liens) of the Credit Agreement:

     “(h) Notwithstanding subsections (a) through (e) above and notwithstanding any other provision of this Credit Agreement to the contrary, there shall be: (A) no additional pledges of assets of the Company and its Subsidiaries and no additional consensual Liens against any assets of the Company and its Subsidiaries prior to May 1, 2009, other than (x) Liens approved by the Required Lenders, (y) Liens securing the Obligations, and (z) any consensual Liens securing the contemplated financings (“Contemplated Financings”) of the properties scheduled on Exhibit 8.1. (h) which consensual Liens may only be Liens against the specific project assets being financed by the Contemplated Financing; and (B) no assignments of management agreements excepting only assignments of management agreements that have been approved by the Required Lenders in writing.”

                          Section 5.2. Indebtedness. For the period commencing on December 30, 2008 and ending on May 1, 2009, the following subsection (c) shall be added to Section 8.3 (Indebtedness) of the Credit Agreement:

     “(c) Notwithstanding subsections (a) and (b) above and notwithstanding any other provision of this Credit Agreement to the contrary, the Company and its Subsidiaries shall not incur any additional Indebtedness for borrowed monies except: (A) Indebtedness existing as of December 30, 2008 may have its maturities extended or such existing Indebtedness may be refinanced if any such refinancing does not materially increase the principal amount of such existing Indebtedness; (B) unsecured Indebtedness for borrowed monies that is (i) subordinated in right of payment to the repayment of the Obligations in accordance with written agreements acceptable to the Administrative Agent, and (ii) does not exceed Five Million Dollars ($5,000,000.00) in aggregate amount; and (C) the Contemplated Financings, as scheduled on Exhibit 8.1(h). Neither the Company nor any of its Subsidiaries shall enter into any guarantys after December 30, 2008 other than guarantys provided solely in connection with the financing of the Burlingame transaction (as scheduled as a Contemplated Financing on Exhibit 8.1(h)) .

                          Section 5.3. Dispositions. For the period commencing on December 30, 2008 and ending on May 1, 2009, the following subsection (i) shall be added to Section 8.5 (Dispositions) of the Credit Agreement:

     “(i) Notwithstanding subsections (a) through (h) above and notwithstanding any other provision of this Credit Agreement to the contrary, there shall be no Dispositions of real estate, improvements or of any material assets of the Borrower or of any Subsidiary other than (A) Dispositions specifically approved and consented to in writing from time to time by the Required Lenders (“Approved Dispositions”); and (B) the contemplated sales transactions (“Contemplated Sales Transactions”) of the properties scheduled on Exhibit 8.5.(i). Any Approved Dispositions shall be made in strict accordance with the terms and conditions imposed by the Required Lenders in any written approvals or consents provided from time to time by the Required Lenders with respect to any such Approved Dispositions. The Obligors shall comply with the following terms and conditions with respect to the Contemplated Sales Transactions: (x) each Contemplated Sales Transaction shall be for fair market value, (y) each Contemplated Sales Transaction shall be on “arms-length” terms with independent third parties which are not affiliated with the Borrower or any of its Subsidiaries, (z) the aggregate net sales proceeds for the Contemplated Sales Transactions shall not exceed Twelve Million Dollars ($12,000,000.00), and (D) no Contemplated Sales Transaction shall cause a violation of any of the provisions in this Section 8.5 other than Section 8.5(g)(ii).”

                                 Section 5.4.     Cross-Defaults. Section 9.1(e) (Cross-Default) of the Credit Agreement is hereby amended by deleting the reference to “March 30, 2009” and replacing it with “April 30, 2009”.

     Section 6.         Obligors’ Representations And Warranties. As an inducement to the Credit Parties to enter into this Agreement and to agree to the requested waiver and to the modifications provided for herein, each of the Obligors makes the following representations and warranties to the Credit Parties and acknowledges the justifiable reliance of the Credit Parties thereon:

                                Section 6.1.      Authority And Good Standing. Each Obligor: (a) has the power to enter into this Agreement and any related documents and to perform all of its obligations hereunder and thereunder; (b) has duly authorized the entry into and performance of this Agreement and all related documents; and (c) is in good standing in the state of its organization and is qualified to do business and is in good standing in all other states in which it transacts business.

                                Section 6.2.      No Violations. The execution, delivery, and performance of this Agreement by the Obligors will not immediately, or with the passage of time, the giving of notice, or both: (a) violate any laws or result in a default under any contract, agreement, or instrument to which any Obligor is a party or by which any Obligor or any properties of any Obligor are bound; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Obligors.

                                Section 6.3.      Accuracy Of Information. All information and data submitted by or on behalf of the Obligors in connection with this Agreement and the transactions contemplated herein, is true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

                                Section 6.4.      Pending Proceedings. There are no actions, suits or proceedings pending against any of the Obligors, the adverse determination of which would be likely to have a Material Adverse Effect other than the proceedings itemized on Schedule 6.4 attached hereto.

                                Section 6.5.      Judgments. No judgments have been entered against any of the Obligors which when aggregated with all judgments against all Obligors exceed the Threshold Amount.

     Section 7.      Security Agreement; Tax Refunds. The Obligors acknowledge and agree that: (a) all federal tax refunds (the “Federal Refunds”), and all state, local and other tax refunds or repayments to which any of the Obligors may be entitled to receive from time to time (collectively, together with the proceeds thereof, the “Tax Refunds”), including without limitation the Federal Refunds in the requested amount of $20,759,271 (the “Requested Federal Refunds”) which have been applied for by the Obligors by Corporation Application for Tentative Refund (Form 1139) dated February 27, 2009 constitute “Collateral” within the meaning of the Security Agreement and are subject to the security interests and liens granted by the Obligors in the Collateral to the Credit Parties in order to secure the Obligations in accordance with the stated terms of the Security Agreement; (b) the Obligors shall hold in trust for the Lenders all Federal Refunds received by the Obligors and shall promptly pay or cause to be paid to the Agent for the ratable benefit of the Lenders for application to the unpaid principle balances of the Loans all Federal Refunds (including without limitation the Requested Federal Refunds) which the Obligors receive or to which they are entitled without any commingling thereof with the funds of the Obligors; (c) all Federal Refunds paid to the Agent shall permanently reduce the maximum permitted amount of Aggregate Commitments; and (d) the Obligors shall promptly and timely file and diligently pursue all returns, applications, and requests which are necessary for the Obligors to receive all Federal Refunds to which the Obligors are entitled under applicable Laws. For the avoidance of doubt, nothing contained herein is intended to limit the rights of the Credit Parties with respect to other Tax Refunds which are not Federal Refunds upon the occurrence of an Event of Default or as otherwise authorized by the terms of the Security Agreement or under applicable Laws.

     Section 8.        No Other Modifications Of Loan Documents. The Obligors acknowledge that except as specifically stated in this Agreement, the Loan Documents shall not be deemed to have been amended, modified or changed in any respect, and shall continue to be enforceable against the Parties in accordance with all stated terms.

     Section 9.        Further Assurances. Each Obligor agrees to execute and deliver to the Administrative Agent such other and further documents as may, from time to time, be reasonably requested by the Administrative Agent in order to execute or enforce the terms and conditions of this Agreement or any of the Loan Documents.

     Section 10.      No Novation; No Refinance. It is the intent of each of the parties that nothing contained in this Agreement shall be deemed to effect or accomplish or otherwise constitute a novation of any of the agreements between the parties or of any of the obligations owed by any of the Obligors to the Credit Parties or to be a refinance of any of the Obligations. Except as expressly provided for in this Agreement, nothing contained herein shall be deemed to extinguish, terminate or impair any of the duties or obligations owed by any of the Obligors to the Credit Parties. Each of the Obligors reaffirms and ratifies all Liens previously granted by it to the Credit Parties in accordance with the Loan Documents.

     Section 11.      Waiver. No failure or delay by the Credit Parties in the exercise or enforcement of any of their rights under any Loan Document shall be a waiver of such right or remedy nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. The Credit Parties may at any time or from time to time waive all or any rights under this Agreement or any of the Loan Documents, but any such waiver must be specific and in writing and no such waiver, shall constitute, unless specifically so expressed by the Administrative Agent on behalf of the Credit Parties in writing, a future waiver of performance or exact performance by the Obligors. No notice to or demand upon any Obligor in any instance shall entitle any Obligor to any other or further notice or demand in the same, similar or other circumstance.

     Section 12.      Obligations Unconditional. The obligations of the Obligors set forth in this Agreement and as required by the terms of the Loan Documents are absolute and unconditional, and are independent of any defense or rights of set-off, recoupment or counterclaim which any of the Obligors might have or ever had against any of the Credit Parties. Each of the Obligors agrees that all payments required hereunder and/or by the Loan Documents shall be made free of any deductions and without abatement, diminution or set-off.

     Section 13.      Reimbursement Of Expenses Of Administrative Agent. The Obligors agree to reimburse to the Administrative Agent promptly upon receipt of an invoice therefor, all reasonable expenses incurred by the Administrative Agent in connection with the negotiation and preparation of this Agreement and all other expenses incurred by the Administrative Agent as of that date in connection with the consummation of the transactions and matters described herein and as otherwise incurred by the Administrative Agent in the administration of the Loans, including without limitation all reasonable attorneys’ fees and reasonable consultant’s fees incurred by the Administrative Agent. Thereafter, the Obligors shall promptly reimburse the Administrative Agent upon the request of the Administrative Agent for all reasonable expenses incurred by the Administrative Agent in connection with the administration of the Loans and the Loan Documents.

     Section 14.      Enforceability. This Agreement shall inure to the benefit of and be enforceable against each of the parties and their respective successors and assigns.

       Section 15.      Time. Time is of the essence of this Agreement.

     Section 16.      Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Agreement shall be construed, performed and enforced and its validity and enforceability determined in accordance with the Laws of the Commonwealth of Virginia (excluding, however, conflict of laws principles). Each of the Parties consents to the non-exclusive jurisdiction of the courts of the Commonwealth of Virginia sitting in Fairfax County and of the United States District Court for the Eastern District of Virginia, if a basis for federal jurisdiction exists. Each of the Parties waives any right to object to the maintenance of a suit in either of such courts on the basis of improper venue or inconvenience of forum.

     Section 17.      RELEASE. IN ORDER TO INDUCE THE CREDIT PARTIES TO ENTER INTO THIS AGREEMENT, EACH OF THE OBLIGORS FOREVER RELEASES AND DISCHARGES EACH OF THE CREDIT PARTIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS) WHICH ANY OF THE OBLIGORS, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE OBLIGATIONS, THE LOAN DOCUMENTS, THIS AGREEMENT OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

     Section 18.      Waiver Of Jury Trial. Each of the Parties agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by it or by any of its successors or assigns, on or with respect to this Agreement, the Obligations (or the administration thereof), or any of the other Loan Documents, or which in any way, directly or indirectly relates thereto, shall be tried by a court and not by a jury. EACH OF THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

     Section 19.      Counterparts And Delivery. This Agreement may be executed and delivered in counterparts, and shall be fully enforceable against each signatory that executes this Agreement, even if all indicated signatories do not actually execute this Agreement. This Agreement, and the signatures to this Agreement, may be delivered by electronic transmission.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Signature page to Eleventh Amendment To Credit Agreement
dated to be effective as of the 20th day of March, 2009

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and delivered under seal by their duly authorized representatives to be effective as of the Effective Date.

BORROWER:

SUNRISE SENIOR LIVING, INC., for itself and for
the Designated Borrowers

By: /s/ Mark. S. Ordan
Name: Mark. S. Ordan
Title: CEO

GUARANTORS:

SUNRISE SENIOR LIVING MANAGEMENT, INC.

By: /s/ John Gaul
Name: John Gaul
Title: Vice President

SUNRISE SENIOR LIVING INVESTMENTS, INC.

By: /s/ John Gaul
Name: John Gaul
Title: Vice President

SUNRISE DEVELOPMENT, INC.

By: /s/ John Gaul
Name: John Gaul
Title: Vice President

SUNRISE SENIOR LIVING SERVICES, INC.

By: /s/ John Gaul
Name: John Gaul
Title: Vice President

Signature page to Eleventh Amendment To Credit Agreement
dated to be effective as of the 20th day of March, 2009

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
As Administrative Agent

By: /s/ Roberto Salazar
Name: Roberto Salazar
Title: Assistant Vice President

LENDER:

BANK OF AMERICA, N.A., as a Lender,
L/C Issuer and Swing Line Lender in its own right
and as successor by merger to LaSalle Bank
National Association

By: /s/ Donald R. Nicholson
Name: Donald R. Nicholson
Title: SVP

Signature page to Eleventh Amendment To Credit Agreement
dated to be effective as of the 20th day of March, 2009

LENDER:

PNC BANK NATIONAL ASSOCIATION,
as a Lender, in its own right and as successor
by merger to Farmers & Merchants Bank

By: /s/ Wendy M. Andrus
Name: Wendy M. Andrus
Title: Vice President

Signature page to Eleventh Amendment To Credit Agreement
dated to be effective as of the 20th day of March, 2009

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender,

By: /s/ J. Kent Thompson
Name: J. Kent Thompson
Title: Senior Vice President

Signature page to Eleventh Amendment To Credit Agreement
dated to be effective as of the 20th day of March, 2009

LENDER:

MANUFACTURERS AND TRADERS TRUST
COMPANY, as a Lender in its own right and
as successor by merger to First Horizon Bank,
formerly a division of First Tennessee Bank, N.A.,

By: /s/ Thomas H. Comiskey
Name: Thomas H. Comiskey
Title: VP

Signature page to Eleventh Amendment To Credit Agreement
dated to be effective as of the 20th day of March, 2009

LENDER:

CHEVY CHASE BANK, F.S.B., as a Lender,

By: /s/ Richard L. Amador
Name: Richard L. Amador
Title: Group Vice President